Calculation of Filing Fee Tables
S-3
BOSTON PROPERTIES LTD PARTNERSHIP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	6.050% Senior Notes due 2036	457(o)			$ 698,859,000.00	0.0001381	$ 96,512.43
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 698,859,000.00		$ 96,512.43
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 96,512.43
Offering Note
[1]	The prospectus supplement to which this Exhibit 107 relates registers the offering of $700,000,000 aggregate principal amount of 6.050% senior notes due 2036 by Boston Properties Limited Partnership, with a maximum aggregate offering price of $698,859,000. The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price. In accordance with Rules 456(b) and 457(r) under the Securities Act, Boston Properties Limited Partnership initially deferred payment of the registration fee for the registration statement on Form S-3 filed March 6, 2026 (File No. 333-294080-01) (the "Registration Statement") and this "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Filing Fee" table filed as Exhibit 107 to the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $698,859,000.00. The prospectus is a final prospectus for the related offering.